Exhibit 99.1

Universal Insurance Holdings, Inc. Reports Record Financial Results for the Second Quarter of 2016

Achieved Highest Quarterly Net Income and Diluted EPS in Company History

Fort Lauderdale, FL, July 28, 2016 - Universal Insurance Holdings, Inc. (NYSE: UVE) today reported record quarterly net income of $33.6 million, an increase of 36.2%, or $8.9 million, over the same quarter in 2015. Diluted earnings per share (EPS) were $0.94 for the second quarter of 2016, an increase of 36.2%, or $0.25 per share, over the same quarter in 2015.

“Our record second quarter results reflect the strength of our integrated business model and consistent operational execution across the company,” said Sean P. Downes, Universal’s Chairman and Chief Executive Officer. “We are pleased with our continued geographic expansion efforts, with our recent launch in Alabama marking the thirteenth state of operation for Universal Property & Casualty Insurance Company. The early results from our Direct-to-Consumer online platform, Universal DirectSM, that is now available in five states with the recent additions of South Carolina and Indiana have been extremely positive, and we are encouraged by the future prospects of this innovative source of organic business. As we move forward into the second half of the year, we are confident in our positioning and ability to generate profitable growth and value creation for all shareholders.”

Second-Quarter 2016 & Recent Highlights

•	Net earned premiums grew by $43.6 million, or 38.6%, to $156.5 million.

•	Total revenues increased by $46.2 million, or 37.4%, to $169.8 million.

•	Net income increased by $8.9 million, or 36.2%, to $33.6 million.

•	Diluted EPS grew by $0.25, or 36.2%, to $0.94 per share.

•	Declared dividend of $0.14 per share.

•	Completed our 2016-2017 reinsurance programs.

•	Wrote our first policy in Alabama.

•	Expanded Universal DirectSM, a Direct-to-Consumer online platform for homeowners insurance, into five states.

Second-Quarter 2016 Results

Net income for the second quarter of 2016 of $33.6 million reflects an improvement in multiple revenue measures. The increase in net earned premiums includes both organic growth in policies in force and the elimination of quota share reinsurance arrangements effective June 2015.

Earned premiums, total revenues, net income and diluted EPS were higher than any other quarter in the Company’s history.

Stockholders’ equity reached an all-time high of $351.4 million as of June 30, 2016 compared to $293.1 million as of December 31, 2015. Book value per common share also reached an all-time high of $10.02 as June 30, 2016 compared to $8.34 as of December 31, 2015.

Share Repurchases

On June 13, 2016, the Company announced the completion of a $10 million share repurchase program with 527,107 shares repurchased at an average price of $18.93 per share on the open market pursuant to the Board authorized share repurchase program announced on November 19, 2015.

The Company also announced that its Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $20 million of its outstanding shares of common stock through December 31, 2017. Pursuant to this program, the Company has repurchased 25,000 shares of its common stock at an average price of $19.42 per share, with $19.5 million remaining to be deployed.

Cash Dividends

On April 13, 2016, the Company announced that its Board of Directors had declared a cash dividend of $0.14 per share of common stock, which was paid on July 5, 2016 to shareholders of record on June 15, 2016.

Conference Call

Members of the Universal management team will host a conference call on Thursday, July 28, 2016 at 4:45 PM ET to discuss the second quarter 2016 financial results. Following prepared remarks, management will conduct a question and answer session.

The call will be accessible by dialing toll free at (888) 887-7180 or toll at (270) 823-1518 (using the Conference I.D.: 52662993). A live audio webcast of the call will also be accessible on the Universal Insurance website at www.universalinsuranceholdings.com. A replay of the call can be accessed toll free at (855) 859-2056 or toll at (404) 537-3406 (using the Conference I.D.: 52662993), and will be available through August 12, 2016.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania, Minnesota, Michigan and Alabama. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2015.

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UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30,
	2016	2015
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$271,921	$249,971
Ceded premiums written	(72,874)	(7,933)

Net premiums written	199,047	242,038
Change in net unearned premiums	(42,586)	(129,150)

Premiums earned, net	156,461	112,888
Net investment income (expense)	2,142	1,207
Net realized gains (losses) on investments	576	110
Commission revenue	4,210	3,474
Policy fees	4,753	4,352
Other revenue	1,660	1,560

Total premiums earned and other revenues	169,802	123,591

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	60,083	39,704
General and administrative expenses	54,825	42,667

Total operating costs and expenses	114,908	82,371

INCOME BEFORE INCOME TAXES	54,894	41,220
Income tax expense	21,247	16,516

NET INCOME	$33,647	$24,704

Basic earnings per common share	$0.96	$0.71

Weighted average common shares outstanding - Basic	35,062	35,019

Fully diluted earnings per common share	$0.94	$0.69

Weighted average common shares outstanding - Diluted	35,649	36,002

Cash dividend declared per common share	$0.14	$0.12

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Six Months Ended
	June 30,
	2016	2015
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$499,894	$461,576
Ceded premiums written	(146,933)	(114,430)

Net premiums written	352,961	347,146
Change in net unearned premiums	(44,052)	(139,898)

Premiums earned, net	308,909	207,248
Net investment income (expense)	3,747	2,069
Net realized gains (losses) on investments	1,243	281
Commission revenue	8,323	6,642
Policy fees	8,867	8,184
Other revenue	3,159	2,977

Total premiums earned and other revenues	334,248	227,401

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	126,200	73,294
General and administrative expenses	112,055	74,864

Total operating costs and expenses	238,255	148,158

INCOME BEFORE INCOME TAXES	95,993	79,243
Income tax expense	37,120	32,209

NET INCOME	$58,873	$47,034

Basic earnings per common share	$1.69	$1.35

Weighted average common shares outstanding - Basic	34,795	34,800

Fully diluted earnings per common share	$1.65	$1.31

Weighted average common shares outstanding - Diluted	35,575	35,987

Cash dividend declared per common share	$0.28	$0.24

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	June 30,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$215,283	$197,014
Restricted cash and cash equivalents	2,635	2,635
Fixed maturities, at fair value	577,810	416,083
Equity securities, at fair value	35,543	42,214
Short-term investments, at fair value	5,004	25,021
Investment real estate, net	8,102	6,117
Prepaid reinsurance premiums	122,444	114,673
Reinsurance recoverable	6,355	22,853
Premiums receivable, net	61,433	50,980
Other receivables	6,203	4,979
Property and equipment, net	29,706	27,065
Deferred policy acquisition costs, net	67,190	60,019
Income taxes recoverable	156	5,420
Deferred income tax asset, net	6,599	13,912
Other assets	5,046	4,563

Total assets	$1,149,509	$993,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$60,144	$98,840
Unearned premiums	494,189	442,366
Advance premium	29,589	24,813
Accounts payable	2,926	378
Book overdraft	539	—
Reinsurance payable, net	147,444	73,585
Dividends payable	4,912	—
Other liabilities and accrued expenses	42,640	36,424
Long-term debt	15,763	24,050

Total liabilities	798,146	700,456

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	—	—
Authorized shares - 1,000
Issued shares - 10 and 10
Outstanding shares - 10 and 10
Minimum liquidation preference, $9.99 and $9.99 per share
Common stock, $.01 par value	453	455
Authorized shares - 55,000
Issued shares - 45,262 and 45,525

	June 30,	December 31,
	2016	2015
Outstanding shares - 35,064 and 35,110
Treasury shares, at cost - 10,198 and 10,415	(85,399)	(80,802)
Additional paid-in capital	78,496	70,789
Accumulated other comprehensive income (loss), net of taxes	2,116	(4,006)
Retained earnings	355,697	306,656

Total stockholders’ equity	351,363	293,092

Total liabilities and stockholders’ equity	$1,149,509	$993,548

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449